OFFER

                                       BY

   ATLANTIC INTERNATIONAL ENTERTAINMENT AUSTRALIA PTY LIMITED ACN 079 475 844
                           (incorporated in Australia)

    A WHOLLY OWNED SUBSIDIARY OF ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.
                    (a Delaware Corporation - United States)
                                TO PURCHASE YOUR
                    FULLY PAID ORDINARY SHARES AND OPTIONS IN

                                 COMS21 LIMITED
                                 ACN 057 884 876

1.          AIEA OFFER

1.1 AIEA offers to acquire your COMS21 Shares and Options on the terms and conditions of this Offer. You may only accept this Offer in respect of all of your COMS21 Shares and Options.

1.2         The consideration being offered by AIEA is:

            (a) 1 AIE Ltd Share, credited as fully paid, for 10 of your COMS21 Shares; and

            (b) 1 AIE Ltd Share, credited as fully paid, for 14 of your COMS21 20 cent June 1998 Options; and

            (c) 1 AIE Ltd Share, credited as fully paid, for 18 of your COMS21 30 cent February 1999 Options; and

            (d) 1 AIE Ltd Share, credited as fully paid, for 18 of your COMS21 30 cent April 1999 Options.

            Fractional entitlements will be rounded up.

1.3 AIEA will transfer to you the shares in AIE Ltd in consideration for your COMS21 Shares and Options on or before the earlier of:

            (a)   21 days after the end of the Offer Period; and

            (b) 30 days after this Offer is accepted or the contract resulting from its acceptance becomes unconditional, whichever is the later.

1.4 If you accept this Offer and AIEA acquires your COMS21 Shares and Options, AIEA will also be entitled to all Rights in respect of your COMS21 Shares and Options.

1.5 Your shares in AIE Ltd will be sent by pre-paid mail to your address as shown in the Form of Acceptance and Transfer.

1.6 If you wish to accept this Offer and you are not resident in the Commonwealth of Australia or your acceptance is for any reason governed by a Foreign Law, then you should ensure you comply with any relevant Foreign Law. It is your sole responsibility to satisfy yourself as to full compliance with the Foreign Law and to obtain any necessary governmental or other consents. This Offer is not registered in any jurisdiction outside Australia (unless that registration is treated by a Foreign Law as occurring by reason of the registration of the Part A Statement with the ASC).

2.          OFFER PERIOD

            This Offer will remain open for [ ](unless withdrawn) for acceptance during the period commencing on the date of this Offer and ending at [ ], subject to any extension of that period pursuant to section 656 CORPORATIONS LAW.

3.          WHO MAY ACCEPT

3.1 An offer in the Form of Acceptance and Transfer of this Offer is being made to each holder of COMS21 Shares and Options registered, or entitled to be registered, in the register of members of COMS21 at 9.00am (Brisbane time) on the date of this Offer.

3.2 If at the time this Offer is made to you another person is, or at any time during the Offer Period and before this Offer is accepted becomes, the holder of, or is entitled to be registered as the holder of, some or all of your COMS21 Shares and Options (in this clause referred to as the `TRANSFERRED SHARES'), AIEA is deemed, in place of this Offer:-

           (a) to have made at that time to the other person, a corresponding Offer relating to the transferred shares; and

           (b) to have made at that time to you, a corresponding Offer relating to your COMS21 Shares and Options other than the transferred shares.

3.3 If at any time during the Offer Period and before this Offer is accepted you hold your COMS21 Shares and Options in two or more distinct portions (for example, some as trustee, nominee or otherwise on account for another person) within the meaning of section 650 CORPORATIONS LAW:

            (a) this Offer is deemed to consist of a separate corresponding Offer to you in relation to each distinct portion of your COMS21 Shares and Options;

            (b) to accept any of these corresponding Offers, you must, if your holding relates to certificated COMS21 Shares and Options, specify by written notice accompanying your Form of Acceptance and Transfer, that your COMS21 Shares and Options consist of distinct portions and the number of the COMS21 Shares and Options to which the acceptance relates or if your holding relates to an uncertificated CHESS holding of COMS21 Shares and Options, give a notice in an electronic form approved by the SCH Business Rules; and

            (c)   otherwise  section 650  CORPORATIONS LAW applies to this Offer
                  in  respect  of  your  COMS21   Shares  and  Options  and  any
                  acceptance of this Offer by you.

4.          HOW TO ACCEPT THIS OFFER

4.1 You may only accept this Offer in respect of all of your COMS21 Shares and Options.

4.2         You may only accept this Offer during the Offer Period.

4.3 To accept this Offer, complete and sign the Form of Acceptance and Transfer in accordance with the instructions on it and return it with the relevant share and option certificates for your COMS21 Shares and Options, so that, if posted, the envelope in which they are sent is postmarked before the end of the Offer Period (even if received by AIEA after the end of the Offer Period) or, if delivered, is received by AIEA or its Agent before the end of the Offer Period.

4.4         To accept this Offer in respect of COMS21 Shares and Options  which,
            at  the  time  of  your   acceptance,   are  entered  in  the  CHESS
            subregister,  you  must:

            (a) if you are a broker or a non-broker participant, initiate acceptance of this Offer in accordance with Rule 16.3 of the SCH Business Rules before the end of the Offer Period; or

            (b) in any other case, instruct your controlling participant to initiate acceptance of this Offer in accordance with Rule 16.3 of the SCH Business Rules before the end of the Offer Period.

            Alternatively, you may complete the Form of Acceptance and Transfer (specifying details of your controlling participant), and AIEA or its Agent will then instruct your controlling participant to initiate acceptance on your behalf.

5.          THE EFFECT OF ACCEPTANCE

5.1 By signing the Form of Acceptance and Transfer and returning it to AIEA or its Agent, or initiating acceptance of this Offer through CHESS, in the manner referred to in clause 4 you will have:

            (a) accepted this Offer in respect of all of your COMS21 Shares and Options regardless of the number of COMS21 Shares and Options specified in the Form of Acceptance and Transfer (subject, however, to clauses 3.2 and 3.3);

            (b) agreed to transfer your COMS21 Shares and Options to AIEA (subject to this Offer being declared free from the conditions set out in clause 7 or such conditions being fulfilled);

            (c) authorised AIEA and its Agent to complete the Form of Acceptance and Transfer by correcting any errors in or omissions from the Form of Acceptance and Transfer as may be necessary:

                  (i)    to  make  the  Form  of  Acceptance   and  Transfer  an
                         effectual acceptance of this Offer; and/or

                  (ii) to enable registration of the transfer to AIEA of your COMS21 Shares and Options;

            (d) if you signed the Form of Acceptance and Transfer in respect of COMS21 Shares and Options entered in the CHESS Subregister, irrevocably authorised AIEA (or any director, secretary or agent of AIEA) to:

                  (i) instruct your controlling participant to initiate acceptance of this Offer in respect of those COMS21 Shares and Options in accordance with the SCH Business Rules; and

                  (ii) take any step necessary to satisfy the SCH Business Rules on your behalf in respect of those COMS21 Shares and Options;

            (e) irrevocably authorised and directed COMS21 to pay to AIEA or to account to AIEA for all dividends and other distributions and entitlements which are declared, paid or made or which arise or accrue after [ ] May 1998 in respect of the COMS21 Shares and Options which AIEA acquires pursuant to this Offer, subject, if your acceptance of this Offer is validly withdrawn pursuant to section 658 CORPORATIONS LAW or the contract resulting from that acceptance becomes void, to AIEA accounting to you for any such dividends, distributions and entitlements received by it;

            (f) represented and warranted to AIEA that your COMS21 Shares and Options will at the time of acceptance of this Offer and at the time they are transferred to AIEA be fully paid up and that AIEA will acquire good title to and beneficial ownership of your COMS21 Shares and Options free from all mortgages, charges, liens, encumbrances (whether legal or equitable) and other third party interests of any kind;

            (g)   agreed to accept the shares in AIE Ltd being offered by AIEA;

            (h) irrevocably appointed AIEA or its Agent as your attorney and proxy to exercise all your powers and rights attaching to COMS21 Shares and Options, including (without limitation) to requisition, convene, attend and vote at all general meetings of COMS21, from the time the contract resulting from your acceptance of this Offer becomes unconditional until the registration of AIEA as the holder of those COMS21 Shares and Options and as your attorney to complete any proxy form in connection with the appointment of AIEA or its nominee as your proxy;

            (i) agreed that in exercising the powers conferred by the power of attorney in clause 5.1(h), AIEA or its Agent is entitled to act in the interests of AIEA;

            (j) agreed not to attend or vote in person at any general meeting of COMS21 or to exercise or purport to exercise any of the powers conferred on AIEA or its Agent in clause 5.1(h);

            (k) authorised COMS21, before registration of the transfer of your COMS21 Shares and Options under this takeover scheme, to transmit all or any of your COMS21 Shares and Options to any register maintained by COMS21, which AIEA in its absolute discretion considers desirable;

            (l) represented and warranted to AIEA that the making by AIEA to you, and your acceptance of this Offer, is lawful under any Foreign Law which applies to you, to the making of this Offer, or to your acceptance of this Offer; and

            (m) agreed to indemnify COMS21 and AIEA fully in respect of any claim, demand, action, suit or proceeding made or brought against COMS21, and any loss, expense, damage or liability whatsoever suffered or incurred by AIEA , in each case as a result of any representation or warranty made by you herein not being true or AIEA not receiving from you the certificate(s) for your COMS21 Shares and Options (including without limiting the generality of the foregoing, any loss, cost, expense, damage or liability incurred by AIEA by reason of an application made under clause 5.3).

5.2         AIEA may at any time at its absolute discretion:

            (a) treat the receipt by it of a Form of Acceptance and Transfer during the Offer Period (or in an envelope post-marked before the expiry of the Offer Period) as a valid acceptance although it does not receive the relevant share or option certificate(s) or any of the other requirements for a valid acceptance have not been complied with; and

            (b) where you have satisfied the requirements for acceptance in respect of some only of your COMS21 Shares and Options, treat the acceptance as a valid acceptance in respect of those COMS21 Shares and Options.
            In respect of any part of an acceptance treated by it as valid, AIEA will provide you with the relevant consideration in accordance with clause 6.1.

5.3 Notwithstanding clause 5.2, if AIEA receives your Form of Acceptance and Transfer and does not receive all of the certificates relating to your COMS21 Shares and Options within the period specified in clause 6.1 for the provision by AIEA of the consideration under this Offer (the non-delivered certificates being referred to in this clause as the `LOST CERTIFICATES'), the lost certificates are, at the option of AIEA deemed lost, and by giving AIEA that Form of Acceptance and Transfer you authorise AIEA as your agent and attorney in your name and on your behalf to:

            (a) apply to COMS21 for duplicate share or option certificates to replace the lost certificates;

            (b) make a statement in writing to COMS21 that the lost certificates have been lost and have not been pledged, sold or otherwise disposed of, nor dealt with so as to give any other person right, title or interest in or to them, and that proper searches for the lost certificates have been made;

            (c) undertake to COMS21 that if the lost certificates are found they will be returned immediately to COMS21;

            (d) undertake to COMS21 to indemnify and keep indemnified COMS21 and the directors and other officers of COMS21 against any claim, action, damage, suit, demand, loss, expense or proceeding which may arise by reason of any application made to COMS21 pursuant to this clause or the consequent issue of duplicate share or option certificates; and

            (e) receive any duplicate certificate which may be issued by COMS21 pursuant to an application made to COMS21 under this clause.

5.4 AIEA is under no obligation to accept a transfer of your COMS21 Shares and Options unless share or option certificates evidencing title to the COMS21 Shares and Options are received by AIEA and AIEA may choose not to exercise its rights under clause 5.3 for all or any COMS21 Shares and Options held by you for which certificates have been lost or deemed to have been lost.

6.          AIEA OBLIGATIONS IN RESPECT OF ACQUIRED COMS21 SHARES

6.1 AIEA will transfer to you AIE Ltd Shares for your COMS21 Shares and Options held by you on or before the earlier of:

            (a)   21 days after the end of the Offer Period; and

            (b) 30 days after this Offer is accepted or the contract resulting from its acceptance becomes unconditional, whichever is the later.

6.2 If you accept this Offer, you agree that AIEA is entitled to all Rights in respect of your COMS21 Shares and Options. AIEA may require you to give it any documents necessary or desirable to vest in it title to those Rights. If you do not do so, or if you have received the benefit of those Rights before AIEA has sent the consideration to you, you authorise AIEA to deduct from the consideration otherwise due to you the amount (or value, as reasonably assessed by AIEA) of those Rights.

6.3 Your AIE Ltd Shares will be sent by pre-paid mail to your address as shown in the Form of Acceptance and Transfer.

7.          CONDITIONS OF THIS OFFER

7.1 Subject to clauses 7.2 and 7.3 below, this Offer and any contract which results from acceptance of this Offer are each conditional upon:

            (a) the number of COMS21 Shares and Options held by AIEA, or to which AIEA is entitled at the expiry of the Offer Period being not less than 51% of the COMS21 Shares and Options then on issue;

            (b) the shareholders of COMS21 at a special general meeting held before the end of the Offer Period agree to extend the exercise date for the COMS21 20 cent June 1998 Options to 30 September 1998;

            (c) that during the period commencing on [ ] and ending on the expiry of the Offer Period no change occurs, or is announced that would reasonably be expected to affect the capital structure, the business, financial or trading position, future profitability, condition of assets or liabilities, of COMS21 or a subsidiary of COMS21 in a manner which would be material in the context of COMS21's operations as a whole;

            (d) that during the period commencing on [ ] and ending on the expiry of the Offer Period no litigation or arbitration proceedings have been or are instituted or threatened against COMS21 or a subsidiary of COMS21 which are material in the context of COMS21's operations as a whole;

            (e) there being no material adverse change occurring or being announced or otherwise becoming public in the business, financial or trading position or prospects, assets or liabilities, or profitability of COMS21 and its subsidiaries;

            (f) none of the following occurrences happening during the period commencing on [ ] and ending on the expiry of the Offer Period (it being a separate condition of this Offer and that contract that none of these occurrences happen during that period):

                  (i) any one or more of the provisions of the constituent documents of COMS21 or of a subsidiary of COMS21 being altered in any of the ways mentioned in section 193(1) CORPORATIONS LAW;

                  (ii) COMS21 or a subsidiary of COMS21 resolving to change its share capital in any way;

                  (iii) COMS21 entering into a buy-back agreement or resolving to approve the terms of a buy-back agreement under section 206D(1) and 206E(1) CORPORATIONS LAW;

                  (iv) COMS21 or a subsidiary of COMS21 making an allotment of, or granting an option to subscribe for, any of its shares (of any class), or agreeing to make such an allotment or grant such an option;

                  (v) COMS21 or a subsidiary of COMS21 issuing, or agreeing to issue, convertible securities;

                  (vi) COMS21 or a subsidiary of COMS21 disposing, or agreeing to dispose, of the whole, or a substantial part, of its business or property;

                  (vii) COMS21 or a subsidiary of COMS21 charging, or agreeing to charge, the whole, or a substantial part, of its business or property;

                 (viii) COMS21 or a subsidiary of COMS21 resolving that it be wound up;

                  (ix) the appointment of a provisional liquidator of COMS21 or of a subsidiary of COMS21;

                   (x) the making of an order by a court for the winding up of COMS21 or of a subsidiary of COMS21;

                  (xi) an administrator of COMS21, or of a subsidiary of COMS21, being appointed under section 436A, 436B or 436C CORPORATIONS LAW;

                 (xii) COMS21 or a subsidiary of COMS21 executing a deed of company arrangement; or

                (xiii) the appointment of a receiver, or a receiver and manager, in relation to the whole, or a substantial part, of the property of COMS21 or of a subsidiary of COMS21.

            (g)   either:

                  (i) AIEA receiving written notice from the Treasurer or his agent to the effect that there is no objection to the acquisition by AIEA of all or COMS21 Shares under the Australian Government's foreign policy, either unconditionally or on conditions that do not impose unduly onerous obligations upon AIEA or would materially affect the business or capital structure of COMS21; or

                  (ii) the period provided under the Foreign Acquisitions and Takeovers Act during which the Treasurer may make an order prohibiting the acquisition of COMS21 Shares having elapsed without such an order being made;

            (h) no Governmental Authority or any other person taking any action to:

                  (i) prohibit, prevent or inhibit the acquisition of, or trading in, any COMS21 Shares and Options; or

                  (ii) impose conditions on the Offer which impose unduly onerous obligations upon AIEA or would materially affect the business or capital structure of COMS21;

            (i)   no Rights being declared or granted to shareholders; and

            (j) no security being granted by COMS21 or any of its subsidiaries over their respective assets, other than pursuant to the existing terms of existing credit facilities or loan agreements entered into by COMS21.

7.2 The conditions in clause 7.1 are conditions subsequent. The non-fulfilment of any condition subsequent does not prevent a contract to sell your COMS21 Shares and Options resulting from your acceptance of this Offer, but entitles AIEA, by written notice to you, to rescind the contract resulting from your acceptance of this Offer.

7.3 Subject to the CORPORATIONS LAW and clause 7.4, until the end of the Offer Period, AIEA alone is entitled to the benefit of the conditions subsequent in clause 7.1 or to rely on the non-fulfilment of any of them.

7.4 Subject to the CORPORATIONS LAW, AIEA may declare the Offers free from any of the conditions subsequent in clause 7.1 by giving notice in writing to COMS21 not less than 7 days before the end of the Offer Period. If, at the end of the Offer Period, any of the conditions in clause 7.1 has not been fulfilled and AIEA has not declared the Offers (and they have not become) free from those conditions, all the contracts resulting from acceptance of the Offers are automatically void.

7.5 The date for publication of the notice required by section 663(4) CORPORATIONS LAW is [ ] (subject to extension in accordance with section 663(5) CORPORATIONS LAW if the Offer Period is extended under section 656 CORPORATIONS LAW).

8.          WITHDRAWAL OF OFFERS

8.1 This Offer may be withdrawn by AIEA, but only with the consent in writing of the ASC.

8.2 Subject to the consent of the ASC and any conditions imposed by the ASC, withdrawal of this Offer may be effected by written notice from AIEA given to COMS21.

8.3 Subject to any conditions imposed by the ASC on its consent, where AIEA withdraws this Offer:

            (a) this Offer, if not previously accepted, automatically becomes incapable of acceptance; and

            (b) any contract resulting from an acceptance of this Offer before the withdrawal (and for this purpose this Offer is treated as having continued in existence notwithstanding that acceptance) is automatically void.

9.          VARIATION

            AIEA may vary this Offer in accordance with the CORPORATIONS LAW.

10.         AIEA GROUP'S ENTITLEMENT

            At the date of this Offer, there are 84,180,543 COMS21 Shares on issue and 17,782,315

            Options on Issue. Immediately before this Offer was sent, AIEA was entitled to no COMS21 Shares or Options. There are no other classes of shares in COMS21 on issue at the date of this Offer.

11.         NO STAMP DUTY

            AIEA will pay all stamp duty payable on the transfer of all shares relating to this Offer to it if you accept this Offer.

12.         DICTIONARY

12.1 In this Offer and in the Form of Acceptance and Transfer, unless the context otherwise requires:

            `AGENT' means Nevitts Limited ACN 010 586 517, Level 12, Comalco Place, 12 Creek Street, Brisbane, Queensland, Ph (07) 3223 7111, Fax
            (07) 3229 7039;

            `AIEA' means Atlantic International Entertainment Australia Pty Limited ACN 079 475 844, having its registered office at GPO Box 1855, Brisbane, Queensland, 4001;

            `AIE GROUP' means AIE Ltd and all of its controlled entities including but not limited to AIEA;

            `AIE LTD means Atlantic International Entertainment, Ltd., of 200 East Palmetto Park Road, Suite 200, Boca Raton, Florida, United States of America;

            `AIE LTD SHARE' means one fully paid ordinary share (common stock) of AIE Ltd and all rights attaching to that share;

            `ASC' means the Australian Securities Commission;

            `ASX' means the Australian Stock Exchange Limited;

            `CHESS' means Clearing House Electronic Sub-register System which provides for electronic share transfers in Australia;

            `CHESS HOLDING' means a holding of COMS21 Shares or Options on the CHESS sub-register of COMS21;

            `COMS21' means COMS21 Limited ACN 057 884 876, having its registered office at 10-12 Cohen Street, Belconnen , ACT 2617;

            `COMS21 SHARE' means one issued fully paid ordinary share of 20 cents in COMS21 and all Rights attaching to that share;

            `COMS21 20 CENT JUNE 1998 OPTIONS' means the ordinary share options issued by COMS21 and able to be exercised before 30 June 1998 and all the Rights attaching to that option;

            `COMS21 30 CENT FEBRUARY 1999 OPTIONS' means the ordinary share options issued by COMS21 and able to be exercised before 1 February 1999 and all the Rights attaching to that option;

            `COMS21 30 CENT APRIL 1999 OPTIONS' means the ordinary share options issued by COMS21 and able to be exercised before 17 April 1999 and all the Rights attaching to that option;

            `CORPORATIONS LAW' means Corporations Law of Queensland;

            `FOREIGN LAW' means a law of any jurisdiction other than an Australian jurisdiction;

            `GOVERNMENTAL AUTHORITY' means any government, semi-government, administrative, fiscal, judicial or regulatory body, department, commission, authority, tribunal, agency or entity;

            `OFFER' means the offer contained in this document (or, if the context so requires, this document itself or an offer corresponding to this Offer which this Offer deems AIEA to make) and `OFFERS' means like offers sent or to be sent to the holders of COMS21 Shares or Options (or persons entitled to receive those offers pursuant to the CORPORATIONS LAW);

            `OFFER PERIOD' means the period during which the Offers will remain open for acceptance in accordance with clause 2;

            `OPTION' or `OPTIONS' means the COMS21 20 cent June 1998 Options, the COMS21 30 cent February 1999 Options and the COMS21 30 cent April 1999 Options;

            `PART A STATEMENT' means the statement which has been served on COMS21 in relation to the Takeover Scheme pursuant to and in accordance with Part 6.3 and section 750 CORPORATIONS LAW (a copy of which accompanies this Offer);

            `RIGHTS' means all accretions to and rights attaching to the relevant COMS21 Shares or Options on or after [ ] 1998 (including, but not limited to, all dividends, including dividends in specie, and all rights to receive dividends and to receive or subscribe for shares, stock units, notes or options declared, paid or issued by COMS21);

            `SCH BUSINESS RULES' means the Securities Clearing House Business Rules approved under the CORPORATIONS LAW;

            `TAKEOVER SCHEME' means the takeover scheme constituted by the Offer;

            `YOUR COMS21 SHARES' means, subject to clause 3.2, the COMS21 Shares in respect of which you are registered or entitled to be registered as holder in the register of members of COMS21 at 9am (Brisbane
            Time) on the date of this Offer or in respect of which you become registered, or entitled to be registered, during the Offer Period.

12.2 In this Offer and the Form of Acceptance and Transfer, unless the context otherwise requires:

            (a) words and phrases which this Offer does not otherwise define, have the same meanings (if any) given to them in the CORPORATIONS LAW;

            (b) a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation issued under, that legislation or legislative provision;

            (c)   the  singular  includes  the  plural  and  vice  versa;

            (d) a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

            (e)   a reference to any gender includes all genders;

            (f) a reference to a clause, schedule or annexures is to a clause, schedule or annexure of or to this Offer;

            (g) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

            (h) a reference to `DOLLARS' or `$' is to Australian currency unless otherwise indicated;

            (i) a reference to a period of time (including, but without limitation, a year, a quarter, a month and a day) is to a calendar period.

12.3 In this Offer, headings are for convenience of reference only and do not affect interpretation.

12.4 This Offer and any contract that results from an acceptance of it are governed by the law in force in Queensland.

This Offer is dated                                                1998


SIGNED for and on behalf of Atlantic International Entertainment Australia Pty Limited




-------------------------------                  -------------------------------
Richard Iamunno                                  Peter Lawson
Director                                         Director

                                PART A STATEMENT


                      GIVEN UNDER THE CORPORATIONS LAW TO





                                 COMS21 LIMITED
                                ACN 057 884 876



                                       BY


           ATLANTIC INTERNATIONAL ENTERTAINMENT AUSTRALIA PTY LIMITED
                                ACN 079 475 844
                          (INCORPORATED IN AUSTRALIA)

                          A WHOLLY OWNED SUBSIDIARY OF
                   ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD.
                    (A DELAWARE CORPORATION - UNITED STATES)


                IN RESPECT OF COMS21 ORDINARY SHARES AND OPTIONS



                    LODGED UNDER SECTION 644 CORPORATIONS LAW
     ON BEHALF OF ATLANTIC INTERNATIONAL ENTERTAINMENT AUSTRALIA PTY LIMITED
                             BY MCCULLOUGH ROBERTSON

  A copy of this Part A Statement was registered by the Australian Securities
   Commission on [ ]. The Australian Securities Commission does not take any responsibility for the contents of this Part A Statement.

                                PART A STATEMENT


1.       DICTIONARY

1.1 In this statement the following terms have these meanings unless the context otherwise requires:

         `AGENT' means Nevitts Limited ACN 010 586 517, Level 12, Comalco Place, 12 Creek Street, Brisbane, Queensland, Ph (07) 3223 7111, Fax (07) 3229 7039;

         `ASC' means the Australian Securities Commission;

         `CORPORATIONS LAW' means Corporations Law of Queensland;

         `AIEA' means Atlantic International Entertainment Australia Pty Limited ACN 079 475 844, having its registered office at GPO Box 1855, Brisbane, Queensland, 4001;

         `AIEA GROUP' means AIE Ltd and all of its controlled entities including but not limited to AIEA;

         `AIE LTD' means Atlantic International Entertainment, Ltd., of 200 East Palmetto Park Road, Suite 200, Boca Raton, Florida, United States of America;

         `AIE LTD SHARE' means one fully paid ordinary share (common stock) of AIE Ltd and all rights attaching to that share;

         `COMS21' means COMS21 Limited ACN 057 844 876, having its registered office at 10-12 Cohen Street Belconnen, ACT 2617;

         `COMS21 20 CENT JUNE 1998 OPTIONS' means the ordinary share options issued by COMS21 and able to be exercised before 30 June 1998 and all the Rights attaching to that option;

         `COMS21 30 CENT FEBRUARY 1999 OPTIONS' means the ordinary share options issued by COMS21 and able to be exercised before 1 February 1999 and all the Rights attaching to that option;

         `COMS21 30 CENT APRIL 1999 OPTIONS' means the ordinary share options issued by COMS21 and able to be exercised before 17 April 1999 and all the Rights attaching to that option;

         `COMS21 SHARES' means the fully paid ordinary shares of 20 cents each in COMS21 issued as at the date of the Offers and all Rights in respect of them.

         `LAW' means the Corporations Law;

         `OFFERS' means the offers to acquire COMS21 Shares and Options which AIEA proposes to make under the Takeover Scheme;

         `OPTION' or `OPTIONS' means the COMS21 20 cent June 1998 Options, the COMS21 30 cent February 1999 Options and the COMS21 30 cent April 1999 Options;

         `RIGHTS' means all accretions and rights attaching to the relevant COMS21 Shares and Options on or after [ ] 1998 (including but not limited to all dividends and all rights to receive dividends and to receive or subscribe for shares, stock units, notes or options declared paid or issued by COMS21);

         `TAKEOVER SCHEME' means the takeover scheme to which this statement relates;

2.       OFFER PERIOD

         The Offers are intended to remain open for acceptance for [ ] beginning on the date of the Offers and ending at [ ] subject to any extension of that period pursuant to section 656 of the Law.

3.       DIRECTORS OF AIEA

         The names, addresses and occupations of all the directors of AIEA are:

             NAME                  ADDRESS                   OCCUPATION
             ----                  -------                   ----------

         Richard Iamunno    200 East Palmetto Park          Company Director
                            Road, Suite 200, Boca
                            Raton, Florida, USA

         Peter Lawson       Comalco Place Level 12,         Company Director
                            12 Creek Street Brisbane
                            Qld.

4.       PRINCIPAL ACTIVITIES OF AIEA AND AIE LTD

         AIEA is a wholly owned subsidiary of AIE Ltd and has been incorporated specifically for the purpose of making the Offers and otherwise acquiring COMS21 Shares and Options. Its principal activities are acquiring and holding COMS21 Shares and Options.

         The principal activities of AIE Ltd involve the development and marketing of interactive products and services in the entertainment and information fields and more specifically it:

         (a) is a developer and world-wide marketer of private network and interactive gaming and wagering products including its proprietary flagship product, Internet Casino Extension(TM) "ICE(TM)";

         (b) licenses the webSports(TM) sportsbook software system to casino operators and sports book businesses. The system can be accessed via the telephone, internet, private network, touch screen kiosk and walk-up sports book. The system allows for automated position keeping as well as manual input into the managing of the sports book operations. The system has American and international sports and allows both fixed price and fractional wagering; and

         (c) actively markets the Hotel HotLinks(TM) system which is a variation and expansion of ICE(TM) and webSports which has features specific to hotel guests such as in-room services, internet access and in-room advertising of local goods and services.

5.       GROUP'S ENTITLEMENT IN COMS21

5.1 At the date of this statement, the AIE Group is entitled to no COMS21 Shares or Options.

5.2 The AIE Group is not at the date of this statement, entitled to any shares in, or other marketable securities (not being shares) of COMS21.

6.       SHARE DEALINGS IN COMS21

         Neither AIEA, AIE Ltd nor any associate of either of them has acquired or disposed of any shares in COMS21 in the 4 months ending on the day immediately before the day on which this statement is lodged for registration with the ASC.

7.       SHARE DEALINGS IN AIEA

         Other than the transfer of five $1.00 shares in AIEA to its parent AIE Ltd on 27 April 1998 no person associated with AIEA or AIE Ltd has acquired or disposed of any shares in AIEA or AIE Ltd in the period of 4 months ending on the day immediately before the day on which this statement is lodged for registration.

8.       NO RESTRICTION ON TRANSFER OF COMS21 SHARES

         The   constitution   of  COMS21  is  its  memorandum  and  articles  of
         association. These do not contain any restriction on the right to transfer COMS21 Shares and Options which has the effect of requiring the holders of COMS21 Shares and Options, before transferring them, to offer them for purchase to members of COMS21 or to any other person.

9.       SCRIP

         The consideration for the acquisition of COMS21 Shares and Options will be satisfied in whole by the transfer of shares in AIE Ltd. The maximum number of AIE Ltd Shares which AIEA will be required to allot if all the Offers are accepted is 9,700,000. The actual number of AIE Ltd Shares allotted will depend upon the level of acceptances of the Offers and the offset of rounding up fractional entitlements.

10.      NO BENEFITS TO OR ARRANGEMENTS WITH DIRECTORS OF COMS21

10.1     It is not proposed in connection with the Offers that:

         (a) a prescribed benefit (other than an excluded benefit) will be given to a person in connection with the retirement of a person from a prescribed office in relation to COMS21; or

         (b) a prescribed benefit will be given to a prescribed person in relation to COMS21 in connection with the transfer of the whole or any part of the undertaking or property of COMS21.

10.2 There is no other agreement made between AIEA and any of the directors of COMS21 in connection with or conditional upon the outcome of the Offers.

11.      CHANGE IN COMS21'S FINANCIAL POSITION

         So far as is known to AIEA the financial position of COMS21 has not materially changed since 30 June 1997 other than as disclosed in announcements made to the Australian Stock Exchange Limited. Copies of all announcements made by COMS21 since 1 January 1998 are set out in Annexure B.

12.      NO AGREEMENT TO TRANSFER COMS21 SHARES

         There is no agreement that any COMS21 Shares or Options acquired by AIEA under the Offers will or may be transferred to any other person.

13.      ESCALATION CLAUSES

         There is no agreement for the acquisition of shares or options in COMS21 by AIEA or by an associate of AIEA under which the person, or either or any of the persons, from whom COMS21 Shares or Options have been or are to be acquired or an associate of that person or of either or any of those persons may, at any time after an Offer is sent, become entitled to any benefit whether by way of receiving an increased price for those shares or by payment of cash or otherwise, that is related to, dependent upon or calculated in any way by reference to the consideration payable for COMS21 Shares or Options acquired after the agreement was entered into.

14.      OTHER MATERIAL INFORMATION

         ASX RELEASES

14.1 Copies of relevant ASX releases are set out in Annexure B. AIEA has no information not previously disclosed to holders of COMS21 Shares and Options which is material to a decision whether or not to accept an Offer.

         AIE LTD

14.2 AIE Ltd develops and markets interactive products and services in the entertainment and information technology fields. AIE Ltd (formerly, Cine-Chrome Laboratories, Inc., Medco Health Care Services, Inc., Cine-Chrome Video Corp., Network 4, Inc. and CEEE Group Corporation) was incorporated in the state of Colorado in the United States in October 1939 under the name "Pacific Gold, Inc." to explore and develop gold and silver ore prospects and to operate mining and milling facilities. AIE Ltd (as it then was) conducted limited mining activities until operations ceased. AIE Ltd then sought new business opportunities as a development stage entity.

14.3 In 1973 AIE Ltd changed its name to Cine-Chrome Laboratories, Inc. and operated a film processing lab in California in the United States. From 1984 until June 1994, AIE Ltd did not conduct any operations, transactions or business activities. In June 1994, AIE Ltd's corporate advisory operations included acting as a "finder" with respect to U.S. public companies and providing advisory services concerning corporate structure and raising capital. Beginning in 1996, AIE Ltd has concentrated its business operations primarily on the manufacturing, marketing and development of interactive products and services. These products and services are focused on two major industries which include interactive gaming and wagering and information technology products and services.

14.4 Prior to July 16, 1996 AIE Ltd had no operations other than searching for a business combination. In July 1996, AIE Ltd consummated a share exchange pursuant to an Exchange of Stock Agreement and Plan of Reorganisation with Atlantic International Capital Ltd., a Delaware corporation ("Atlantic Capital") and the former stockholders of Atlantic Capital (the "Stock Exchange Agreement"). As a result of the Stock Exchange Agreement, the business of Atlantic Capital became the business of AIE Ltd.

 14.5    On 22  Novemeber  1996,  AIE Ltd merged with and into its  wholly-owned
         Delaware  subsidiary,   Atlantic  International  Entertainment,   Ltd.,
         whereby  AIE  Ltd,  among  other  things,

         (a)      changed its state of incorporation to Delaware;

         (b) increased its authorised capital stock to 110,000,000 (100,000,000 shares of common stock, US$.001 per share (the "Common Stock") and 10,000,000 shares of preferred stock, US$.001 par value per share (the "Preferred Stock"); and

         (c) effectuated a 1 for 3 share exchange. All shares referred to herein (unless specifically stated otherwise) refer to post split amounts.

14.6 AIE Ltd acquired the major assets of RAM Associates, Inc. ("RAM") pursuant to a Purchase and Sale Agreement dated 15 April 1996. The RAM assets acquired by AIE Ltd included COMMUNITY CASINO and REALSPORTSTM that formed a part of the foundation of AIE Ltd's current gaming software products. Other products acquired from RAM included HOTEL HOTLINKSTM and CLUB INTERACTIVE. AIE Ltd has significantly improved and expanded its operational software and products. AIE Ltd continues to perform substantial development efforts to adapt to current technological advances.

14.7 In February 1997, AIE Ltd acquired the internet service provider and developer The EmiNet Domain, Inc. Through the EmiNet Domain, Inc. AIE Ltd based its interactive non-gaming wagering products and services. In addition to dial-up internet business, EmiNet, offers web hosting and development services to commercial markets.

         RECENT DEVELOPMENTS

14.8 On 15 December 1996, AIE Ltd entered into an agreement to sell its foreign subsidiary, known as Atlantic International, N.V. ("AIE, NV"), which ran a sportsbook operation. The purchase price was US$850,000 payable as follows:

         (a)      US$2,000 was paid to AIE Ltd at closing and

         (b) the balance payable beginning 60 days after closing based on 40% of net win before expenses of the casino in a minimum monthly amount of US$3,000. Interest on the unpaid balance accrues at 8% per annum. The effective date of this transaction was 1 January 1997, and the transaction closed in March 1997.

14.9 On 3 April 1998, AIE Ltd entered into a Securities Purchase Agreement for the sale of $500,000.00 of a newly created 5% Convertible Preferred Stock. The Agreement also grants the purchaser the right to purchase up to an additional US$2,500,000.00 in said class of securities at market prices. The Preferred Stock is convertible into AIE Ltd's common stock at the purchaser's option.

14.10    During 1997, AIE Ltd's employees grew from 6 to 30 full time employees.


14.11 On 30 April 1998, AIE Ltd announced a US$4m equity placement of 1m AIE Ltd Shares (common stock) with South African-based Hosken Consolidated Investments, Ltd., (HCI). HCI also subscribed for 25% of AIE Ltd's South African subsidiary, Atlantic International Entertainment, Ltd., South Africa. HCI received its equity stake in consideration for their active participation in Atlantic International Entertainment, Ltd., South Africa. Principal shareholders of HCI are the Mine Workers Investment Company Pty Ltd and the SACTWU Investment Company Pty Ltd. AIE Ltd believe the transaction will bring to AIE Ltd an internationally recognised investment partner and a company knowledgeable and committed to leading edge gaming products and markets.

14.12 AIE Ltd is currently listed on NASDAQ OTC Bulletin Board but plans to make application for listing on the American Stock Exchange on or around 15 May 1998. AIE Ltd believes that it currently meets and/or exceeds the American Stock Exchange requirements for listing based on the American Stock Exchange 1997 requirements. The American Stock Exchange in AIE Ltd's opinion will offer investors lower transaction costs, and a market with greater depth and liquidity.


         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

14.13 AIE Ltd's common stock has been quoted on the NASDAQ OTC Bulletin Board since 25 July 1996. Prior to 25 July 1996 AIE Ltd believes that its common stock last traded in a public market in approximately 1987. AIE Ltd's current trading symbol is "AIEE".

14.14 The following table sets forth, for the periods indicated, the highest and lowest bid prices for the common stock, as reported by the NASDAQ OTC Bulletin Board. The prices reported reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not reflect actual transactions. The prices have been adjusted to reflect a 3 for 1 reverse split of AIE Ltd's common stock in November 1996.


         CALENDAR 1997                  HIGH ($US)                   LOW ($US)

         First Quarter                   10                          1.5
         Second Quarter                  8.25                        1.468
         Third Quarter                   5.25                        3.25
         Fourth Quarter                  5.25                        2.75

         CALENDAR 1998                  HIGH                         LOW

         First Quarter                   4.87                        3.0

14.15 AIE Ltd has not paid any cash dividends on the common stock in the past and the board of directors of AIE Ltd do not anticipate declaring any cash dividends on the common stock in the foreseeable future. AIE Ltd currently intends to utilize any earnings it may achieve for the development of its business and working capital purposes.

14.16    The current directors of AIE Ltd are:

         (a)   Richard Anthony John Iamunno       President,   Chief   Executive
                                                  Officer & Director

         (b)   Norman Joel Hoskin                 Chairman, Secretary &
                                                  Treasurer

         (c)   Martin  Vincent McCarthy           Director

         (d)   Jeffrey Lester  Hurwitz            Director

         (e)   Steven  David  Brown               Director

         (f)   Dr. Leonard Haimes                 Director

14.17 Further details about AIE Ltd, including qualifications of the current directors of AIE Ltd are contained in the AIE Ltd Form 10K set out in Annexure A.

         MAJOR SHAREHOLDERS IN AIE LTD

14.18 The following table is extracted from the Form 10K of AIE Ltd set out in Annexure A. The table provides information as at 17 June 1997 regarding the beneficial ownership of AIE Ltd's Shares (common stock) by each person holding more than five percent or more of the outstanding shares including directors and officers.

         NAME OF BENEFICIAL          AMOUNT OF BENEFICIAL
         OWNER                       OWNERSHIP                PERCENTAGE
         -----                       ---------                ----------

         Norman Hoskin               1,115,935                   11.7%
         Richard Iamunno             1,133,270                   11.9%
         Steve Brown                    50,000                    0.6%
         The AWIXA Trust             1,161,536                   12.0%
         The Kunni Lemmel Trust      1,154,868                   12.0%

15.      AIEA'S INTENTIONS

15.1 Subject to clauses 15.2, 15.3, 15.4 and 15.5, if the Takeover Scheme is successful (ie. if it satisfies all of the conditions set out in clause 7 of the Offer) or those conditions are waived in circumstances where AIEA obtains a controlling interest in COMS21, AIEA intends on the basis of the facts known to AIEA and the existing circumstances affecting the business of COMS21 at the date of this Part A Statement to:

         (a) conduct a review of current operations compared to best practice internationally with the view of ensuring that the operations of COMS21 are carried out as efficiently as possible, to identify areas for improvement and to establish a plan to achieve or exceed this practice. This review will encompass the performance and functions of employees. AIEA anticipates that the current employees will continue in their present positions on terms no less favourable than currently enjoyed by them. It is possible that some employees of COMS21 will become redundant. If this occurs, AIEA will, to the extent practicable and without any commitment to do so, seek to offer such employees re-employment in other positions available in AIEA at that time. Where practicable, any reduction in employment will be achieved by attrition or agreement. Any COMS21 staff who are made redundant will be offered termination benefits which are in line with industry practice. The COMS21 staff who may be affected have not yet been identified;

         (b) no final decision has been made, nor any consideration given to, whether any part of the operations of COMS21 will in fact be sold or the method by which any such disposal would take place;

         (c) subject to the above review, continue in substantially the same manner, as it is currently carried on, the business of COMS21;

         (d) maintain COMS21 as a listed company (subject to satisfying the ASX's requirements with respect to maintaining a sufficient spread of shareholders);


         (e) make available to COMS21 on arms' length commercial terms access to AIEA's resources, technologies and know-how;

         (f) AIEA business focus post acquisition of COMS21 will be interactive gaming and cashless wagering systems. AIE Ltd considers that with COMS21 being based in Australia it will have access to the regions markets and benefit from local knowledge and contacts. AIEA plans to have COMS21 be an international leader in interactive gaming as Australia is perceived to be the world's most sophisticated gaming market. COMS21 will be recast as a provider of turnkey interactive gaming and wagering systems. AIEA through its US based parent AIE Ltd, will identify strategic partners for COMS21 smart card product line for US, European and South African distributions;

         (g) in respect of any business opportunities which are presented to AIEA (whether in Australia or elsewhere), have those opportunities taken up by AIEA (and its associates). Such business opportunities would not be offered to COMS21 unless AIEA determined that it was in its interests to do so. Business opportunities presented to COMS21 would be taken up by COMS21 unless the board of COMS21, consistent with its legal and fiduciary obligations, decided that those opportunities should instead be presented to AIEA;

         (h) subject to the review of COMS21's businesses, continue to operate the existing COMS21 businesses including, without limitation, its smart card technology, wide-area link jackpot-supa-link, and interactive entertainment and interactive gaming and wagering business and integrate them into AIEA;

         (i) review the dividend policy of COMS21 having regard to capital funding requirements and ongoing profitability; and

         (j) seek to replace some or all of the current directors of COMS21 with nominees of AIEA. The new directors would be likely to include the present directors of AIEA, but may also include one or more independent directors. AIEA has yet to make a decision on the preferred composition of the COMS21 board or the identify of board members and will not be in a position to do so until the Offers have closed and the level of its shareholding in, and through that shareholding its effective control of, COMS21 is known.

15.2 AIEA confirms that no understanding or agreement has been reached with any third party in respect of the future of COMS21 or any of its assets.

15.3 The statements contained in this clause 15 represent the intentions of AIEA regarding the continuation of COMS21's businesses, any major changes to be made to them including any redeployment of fixed assets and the future employment of COMS21's present employees. However, final decisions on these matters will only be reached in the light of all material facts and circumstances which exist at the relevant time. Accordingly, the statements contained in this clause 15 are statements of current intention only which may vary as circumstances require.

15.4 Except as otherwise set out in this clause 15, it is the present intention of AIEA:

         (a) to continue the business of COMS21 in substantially the same manner as it is currently carried on;

         (b) not to make any major changes to the business of COMS21 nor to redeploy any of the fixed assets of COMS21; and

         (c)      to  continue  the  future   employment  of  COMS21's   present
                  employees.

16.      TRADING IN AIE LTD SHARES

         Nevitts Limited will be able to offer shareholders in COMS21 the ability to trade shares acquired in AIE Ltd as a result of accepting the Offer by AIEA. Nevitts Limited have considerable experience in dealing in stocks listed in the US market and can offer shareholders of COMS21 an efficient, cost effective method of dealing with their shareholdings on either the buy or sell side.

17.      INTERPRETATION

17.1     In this statement unless the context otherwise requires:

         (a) the singular includes the plural and vice versa and words importing one gender include other genders;

         (b) terms defined in the CORPORATIONS LAW as at the date of this statement have the meanings ascribed to them in the Corporations Law at that date, including without limitation in Chapter 6 CORPORATIONS LAW;

         (c) a reference to any currency is a reference to Australian currency;

         (d) a reference to a statute of any parliament (including the CORPORATIONS LAW) or any section, provision or schedule of a statute of any parliament includes a reference to any statutory amendment, variation or consolidation of the statute, section, provision or schedule and includes all statutory instruments issued under the statute, section, provision or schedule;

         (e) a reference to a paragraph, clause, schedule or annexure is a reference to a part of this statement and a reference to this statement includes any schedules and annexures.

17.2     In this statement, headings are used for reference only.

18.      AUTHORITY TO SIGN STATEMENT

         Richard Iamunno and Peter Lawson are authorised to sign this statement pursuant to a resolution passed at a meeting of AIEA's directors held on 6 May 1998.


DATED

SIGNED for and on behalf of AIEA.

-----------------------------------               ------------------------------
Richard Iamunno                                   Peter Lawson
Director                                          Director

                                   ANNEXURE A

           AIE LTD FORM 10K AS LODGED WITH THE SECURITIES AND EXCHANGE
                            COMMISSION UNITED STATES

                                   ANNEXURE B

          COMS21 ANNOUNCEMENTS TO THE AUSTRALIAN STOCK EXCHANGE LIMITED

                               SINCE 30 JUNE 1997


        DATE                                RELEASE

30 January 1998          1.   Announcement updating waging and gaming deals.

18 February 1998         2.   New issue  announcement for the issue of 7,000,000
                              securities at $0.40 each.

11 March 1998            3.   Half yearly  report for  financial  year (ended 31
                              December   1997)  (not   equity   accounted)   and
                              director's comments.

20 March 1998            4.   Announcement   relating  to  a  contract  executed
                              between   COMS21   Limited's    subsidiary,    IWN
                              Australasia Limited and TAB Limited.

4 May 1998               5.   New issue  announcement for the issue of 6,000,000
                              securities at $0.50 each.

                  OFFER BY ATLANTIC INTERNATIONAL ENTERTAINMENT
                         AUSTRALIA PTY LIMITED (`AIEA')
          TO ACQUIRE ALL YOUR FULLY PAID ORDINARY SHARES AND OPTIONS IN
                            COMS21 LIMITED (`COMS21')

                         FORM OF ACCEPTANCE AND TRANSFER
                   (SEE INSTRUCTIONS FOR COMPLETION OVERLEAF)

Name and Address                     Your holding of COMS21 Shares or Options is
                                     Subregister             Holder number
                                     Consideration offered



IF YOUR NAME, ADDRESS OR SHAREHOLDING ARE INCORRECTLY SET OUT ABOVE, PLEASE AMEND AND INITIAL THE AMENDMENT. YOU MAY NOT ACCEPT THIS OFFER IN RELATION TO SOME ONLY OF YOUR COMS21 SHARES AND OPTIONS (SUBJECT TO CLAUSE 3.3 OF THE OFFER).

I/we, the person/s named above, being registered as the holder/s of the COMS21 Shares and Options shown above have read the terms of the Offer which provides that in accepting the Offer, I/we agree to certain terms, representations and warranties and agree to provide certain indemnities and authorisations as set out in clauses 5 and 6 of the Offer. I/we agree to accept the terms, make the representations and warranties and provide the indemnities and specified authorisations. I/we also acknowledge the effect of acceptances set out in clause 5 of the Offer. Where this document is signed under power of attorney the donee of the power declares that he or she has no notice of revocation of the power or of the death of the donor of the power.

CHESS HOLDING

Name of Controlling participant

SIGNED by the transferor

 ......................................
Individual(s)                                            Company Seal
(Joint holders - all must sign. A corporation must affix its seal in accordance with its articles)

Date      /    /

Please also give your contact telephone number Ph:

Please return your completed Form of Acceptance and Transfer and share and option certificate/s without delay.

If you have sold or otherwise disposed of some of your COMS21 Shares or Options, please the name and address of the purchaser.

Name of purchaser       ........................Address     ....................

                                  INSTRUCTIONS

1.       TO ACCEPT THE OFFER

         Please sign and date the Form of Acceptance and Transfer and, if the details of your name and address are incorrect, make such alterations as are necessary. If you have recently bought or sold any COMS21 Shares or Options, your holding may differ from that shown on the Form of Acceptance and Transfer and you should, if possible, alter the number accordingly. Please initial all alterations.

2.       MAIL ACCEPTANCES AND CERTIFICATE/S

         Place this Form of Acceptance and Transfer, together with certificate/s representing the number of COMS21 Shares or Options in respect of which you have accepted the Offer in the enclosed reply paid envelope and post it as soon as possible.

3.       CERTIFICATE/S NOT READILY AVAILABLE

         If any of the certificate/s for your COMS21 Shares or Options are not readily available, you should complete and return the Form of Acceptance and Transfer immediately and forward the certificate/s and other relevant documents as soon as possible so that AIEA receives them before the end of the Offer Period.

4.       CERTIFICATE/S LOST OR DESTROYED

         If your certificate/s has/have been lost or destroyed, to enable immediate replacement, notify COMS21 at its registered office:

                        The Secretary
                        COMS21 Limited ACN 057 884 876
                        10-12 Cohen Street, Belconnen, ACT, 2617
                        Ph: (06) 241 3311  Fax (06) 241 2127

         You may not accept the Offer without first replacing certificates that have been lost or destroyed except as provided in clause 5.3 of the Offer.

5.       DECEASED ESTATES

         Forward probate or letters of administration and (if required by law for the purpose of transferring COMS21 Shares or Options to AIEA) certificates verifying the date of death, probate or succession duties (unless already noted by COMS21).

6.       TRUSTEES AND NOMINEES

         Trustees and nominees may for the purposes of the Offer treat different parts of the total holding registered in their names separately and may apply to AIEA for additional copies of the Offer and this Form of Acceptance and Transfer.

7.       JOINT HOLDERS

         All joint holders must sign.

8.       CORPORATIONS

         A corporation must execute under its common seal or by its duly constituted attorney.

9.       POWER OF ATTORNEY

         If this Form of Acceptance and Transfer is executed under power of attorney, the power of attorney must be forwarded for noting (unless already noted by COMS21).

10.      IF YOU HAVE ALREADY SOLD

         If you have sold some, but not all, of the COMS21 Shares or Options registered in your name at the date of the Offer, please alter the number of COMS21 Shares or Options shown to the number of COMS21 Shares or Options now held by you and the number of COMS21 Shares or Options for which you accept the Offer and write on the Form of Acceptance and Transfer the name and address of the person to whom you sold COMS21 Shares or Options, the number of COMS21 Shares or Options sold, the certificate number/s relating to COMS21 Shares or Options sold and the date of sale.

11.      CHESS HOLDINGS

         If you are in doubt as to how to deal with your uncertificated holdings please contact your Sponsoring Broker or non broker CHESS participant.

         To accept this Offer contact your sponsoring broker or non broker CHESS participant and instruct them to initiate the acceptance on the CHESS system. This acceptance must be initiated before the closing date [ ] Brisbane time. Alternatively, you may accept by completing the Form of Acceptance and Transfer, ensuring you insert the details of your controlling participant in the space provided and returning it as soon as possible, and in any event before the closing date.

Please Forward All Documents Connected With Your Acceptance To:

         Nevitts Limited
         Stockbrokers and Financial Planners
         GPO Box 1428                          OR     Level 12, Comalco Place
         BRISBANE QLD 4001                            12 Creek Street
                                                      BRISBANE QLD 4000
THIS OFFER WILL CLOSE AT [         ].

PLEASE RETURN THE COMPLETED FORM OF ACCEPTANCE AND TRANSFER AND ALL YOUR COMS21 SHARE AND OPTION CERTIFICATE(S) AS SOON AS POSSIBLE SO AS TO REACH AIEA BEFORE THE END OF THE OFFER PERIOD OR INITIATE ACCEPTANCE OF YOUR CHESS HOLDING BEFORE THE END OF THE OFFER PERIOD THROUGH YOUR BROKER.

IF YOU HAVE ANY QUERIES ABOUT HOW TO ACCEPT THIS OFFER, PLEASE TELEPHONE MR RICHARD IAMUNNO, COLLECT IN THE UNITED STATES (561) 393 6685 OR MR PETER LAWSON ON (07) 3233 7111.